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                                                                    Exhibit 99.3
                  RPM, INC. ANNOUNCES MANAGEMENT REORGANIZATION


NEW YORK - August 9, 1999 - RPM, Inc. (NYSE: RPM) today announced that it has reorganized its management team to more effectively implement a comprehensive corporate restructuring and consolidation of operations, as reported in a separate announcement today.

Speaking to a meeting of security analysts in New York, Thomas C. Sullivan, chairman and chief executive officer of the leading specialty coatings company, said that the reorganization "will create the environment for an orderly transition of management upon the scheduled retirement of James A. Karman, RPM president, and myself at the end of the 2002 fiscal year."

He said the company's Board of Directors made the following changes in the company's corporate management team, effective today:

- The formation of an Office of the Chairman, which will formulate and direct overall corporate policy and administration. It will consist of Mr. Sullivan, who remains chairman and chief executive officer, and who will be responsible for long-term policies and strategies, corporate development and corporate relations, and Mr. Karman, who, as vice chairman, will be responsible for corporate annual performance, current strategy, and all administrative functions, including finance, legal, risk management and environmental affairs.

- Succeeding Mr. Karman as president will be Frank C. Sullivan, currently executive vice president and chief financial officer. He will have day-to-day oversight responsibility for all RPM operating companies. Reporting to him will be:

     - Kenneth M. Evans, currently executive vice president of the Consumer Division, who becomes President of the division. It includes RPM's market-leading brands such as Rust-Oleum, DAP, Bondex, Zinsser, Bondo, Testors and Flecto;

     - Jeffrey L. Korach, who continues as president of the Tremco Group, which includes RPM's Tremco and Euclid Chemical Company business units;

     - Jeffrey M. Stork, who continues as president of the StonCor Group, which includes RPM's Stonhard, Carboline, Plasite Protective Coatings and Fibergrate Composite Structures operations;

     - Charles G. Pauli, who becomes president of RPM II, which includes the company's Dryvit Systems, TCI, Inc., Day-Glo Color Corp., American Emulsions Co., Alox Corporation, Chemspec, RPM/Belgium and Kop-Coat Industrial operations. Mr. Pauli was previously president of Kop-Coat Group. Its operations will be re-assigned within other RPM groups, including RPM II, which will contain Kop-Coat's Industrial and Day-Glo businesses; and

     - Paul Hoogenboom, general manager of RPM's recently formed E-Commerce Division.

- John H. Morris, currently executive vice president of RPM's Industrial Division and a corporate director since 1981, will take early retirement on November 30, 1999 in order to participate in a private investment business focusing on venture capital and turnaround opportunities.

- David P. Reif, currently vice president - corporate finance, succeeds Mr. Frank Sullivan as Chief Financial Officer.

- Gordon M. Hyde was elected Vice President - Operations, a new position. He previously served in a similar capacity with the Consumer Division.

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RPM, Inc.
RPM, Inc. Announces Management Reorganization
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-    Stephen J. Knoop was elected Vice- President - Corporate Development. He was previously Director of Corporate Development.

- Ronald A. Rice was elected Vice President - Risk Management and Benefits. He was previously Director of Risk Management and Benefits.

-    Keith R. Smiley, currently treasurer, was elected Vice President -
     Treasurer.

RPM, Inc. is a world leader in specialty coatings, serving both the industrial and consumer markets. Its industrial products include roofing systems, sealants, corrosion control coatings, floor coatings and specialty chemicals. RPM's consumer do-it-yourself products are used for home maintenance and automotive and boat repair. RPM stock is traded on the New York Stock Exchange under the symbol RPM.

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